News Release

Unisys Announces 1Q19 Results; Services Revenue Growth Continues with Highest Quarterly Growth Since 2003; Company Raises Full-Year Guidance for Non-GAAP Adjusted Revenue and Reaffirms Guidance for Non-GAAP Operating Profit Margin and Adjusted EBITDA Margin

•Services revenue grew 7.7% year over year (11.7% on a constant-currency(3) basis); Services non-GAAP adjusted revenue(5) grew 7.3% year over year, the highest quarterly rate since 2003
•Total 1Q19 revenue of $695.8 million versus $708.4 million in prior-year period (reflective of the additional $53 million of revenue recorded upon adoption of ASC 606 in 1Q18), up 2.3% on a constant-currency basis; Total non-GAAP adjusted revenue grew 5.9 % year over year, the highest quarterly rate since 2014
•Services backlog(4) was stable year over year at $4.7 billion
•Company raises full-year guidance for non-GAAP adjusted revenue from +1%-+4% year-over-year growth to +2-+5% year-over-year growth and reaffirms guidance for non-GAAP operating profit margin and adjusted EBITDA margin

BLUE BELL, Pa., May 2, 2019 – Unisys Corporation (NYSE: UIS) today reported first-quarter 2019 financial results, raised full-year guidance for non-GAAP adjusted revenue and reaffirmed full-year guidance for non-GAAP operating profit margin and adjusted EBITDA margin. “We are excited to see top-line momentum continue, with another quarter of non-GAAP adjusted revenue growth, including the highest quarterly growth we have seen in Services since 2003,” said Unisys Chairman and CEO Peter A. Altabef. “We are maintaining our client-centric focus and delivering transformative, secure solutions, and we were pleased to see continued traction with our strategy in the first quarter.”

Summary of First-Quarter 2019 Business Results
Company:
First-quarter 2019 revenue was $695.8 million versus $708.4 million in prior-year period (reflective of the additional $53 million of revenue recorded upon adoption of ASC 606, the new revenue recognition rules, in the first quarter of 2018), up 2.3% year over year on a constant-currency basis. Non-GAAP adjusted revenue grew 5.9% to $693.8 million.

Operating profit margin in the first quarter 2019 was 6.2%. The non-recurring adjustment required by the adoption of ASC 606 increased operating profit by $53 million and operating profit margin by 700 basis points in the prior-year period, with overall operating profit margin down 820 basis points year over year as reported. Non-GAAP operating profit(6) margin was down 80 basis points year over year to 6.4%. This more modest decline was due largely to the impact of new business within Services. As seen in recent quarters, new Services contracts can impact margins, as costs are incurred ahead of revenue reaching its run rate, and this was the case during the first quarter 2019.

Net loss for the first quarter 2019 was $19.4 million, versus net income of $40.6 million in the prior-year period. Diluted loss per share was $0.38, versus diluted earnings per share of $0.62 in the prior-year period. Prior-year period net income included $47.7 million, or $0.76 per diluted share, related to the initial adoption of ASC 606. Non-GAAP diluted earnings per share(12) was $0.15 versus $0.19 in the prior-year period, driven by similar factors as non-GAAP operating income.

Adjusted EBITDA(11) for the first quarter 2019 was $82.4 million, versus $92.9 million in the prior-year period, driven largely by the same new business that impacted operating profit. Net income margin was (2.8)% versus 5.7% in the prior-year period, largely driven by the initial impact of the adoption of ASC 606, which contributed 680 basis points to net income margin in the prior-year period. Adjusted EBITDA margin was 11.9%, versus 14.2% in the prior-year period, driven by similar factors that impacted operating income. The year-over-year delta in adjusted EBITDA is slightly greater than that for non-GAAP operating income due to lower depreciation and amortization in the first quarter 2019 as compared to the prior-year period.

First-quarter 2019 cash flow used in operations was $70.4 million versus $50.2 million in the prior-year period, with the year-over-year decline largely driven by discount-related prepayments of start-up costs associated with a large new public sector deal and the timing of collections related to several large Technology and U.S. Federal contracts signed late in the quarter. Adjusted free cash flow(14) was $(95.9) million in the first quarter 2019, versus $(50.8) million in the prior-year period. The year-over-year decline in adjusted free cash flow was driven by the same factors that impacted operating cash flow, as well as increased capex from new business.

In the first quarter 2019, the company had a lighter renewal schedule than in the prior-year period. Additionally, in the first quarter 2018, the company signed its largest contract in a decade. These two factors resulted in Total Contract Value(1) (or “TCV”) in the first quarter 2019 being down 30% year over year. However, at $989 million, TCV was the highest quarterly amount since that first quarter of 2018. Additionally, new business TCV, which included the benefit of several large U.S. Federal deals, was up 3% year over year, even with the benefit of the large contract in the first quarter of 2018.

Services:
First-quarter 2019 Services revenue grew 7.7% year over year (or 11.7% in constant-currency) to $612.1 million. Services non-GAAP adjusted revenue grew 7.3% year over year to $610.1 million, marking the highest level of growth since 2003 for this segment. Services backlog was stable year over year to end the quarter at $4.7 billion. As seen in recent quarters, new Services contracts can impact margins, as costs are incurred ahead of revenue reaching its run rate, and this was the case during the first quarter 2019 with an impact of 180 basis points on Services gross profit margin. As a result, Services gross profit margin was 15.4%, down 120 basis points year over year, and Services operating profit margin was 2.5%, down 50 basis points year over year. Non-GAAP adjusted Services gross profit(7) margin was 15.2%, down 140 basis points year over year (impacted by the previously-noted 180-basis-point impact of new business), and non-GAAP adjusted Services operating profit(8) margin was 2.2%, down 80 basis points year over year.

Technology:
In the first quarter of 2018, the company recorded an additional $53 million of Technology revenue upon the adoption of ASC 606, which impacted the GAAP year-over-year compares in the first quarter 2019 for Technology revenue and margins. Technology revenue was $83.7 million in the first quarter 2019 versus $139.9 million in the prior-year period (down 40.2%, or 36.9% in constant currency). Non-GAAP adjusted Technology revenue for the first quarter 2019 was also down year over year, as expected due to the ClearPath Forward renewal schedule, but down a modest 3.7% year over year. Technology gross profit margin was 58.1% in the first quarter 2019 versus 68.9% in the prior-year period, while Technology operating profit margin was 34.1% versus 54.7% in the prior-year period. Non-GAAP adjusted Technology gross profit(9) margin for the first quarter 2019 increased 620 basis points year over year from 51.9% to 58.1%. Non-GAAP adjusted Technology operating profit(10) margin increased 420 basis points year over year from 29.9% to 34.1%. Non-GAAP adjusted Technology operating profit dollars were up 1.4% year over year, despite the modest decline in non-GAAP adjusted Technology revenue, helped by a higher mix of software versus the prior-year period.

Select First-Quarter Contract Signings:
In the first quarter, the company entered into several key contracts in each of its sectors including the following:

• U.S. Federal: Unisys was selected by the U.S. Air Force for an engagement to provide a package of Digital Workplace Services through which the Air Force will securely manage, maintain and monitor its end-user desktop, laptop and mobile devices. To help the Air Force consolidate multiple service desks with varied tool sets into a single entity with complete oversight of services, Unisys will stand up a cloud-based ITSM solution and end-user device management solution as well as develop and roll out a self-service portal and call-management solution. Unisys also will automate security to ensure end-user devices comply with security rules before they can connect to Air Force networks.
• Public: A large U.S. state government agency expanded the scope of its existing work with Unisys to include additional cloud migration work, as part of an initiative to modernize services to citizens at a lower cost. This work is expected to improve the reliability, cybersecurity and cost-effectiveness of key state administrative operations by applying state-of-art IT practices, while shifting to a consumption-based pricing model to reduce capital costs.
• Commercial: A Unisys Stealth® reseller signed a contract with a leading U.S.-based retailer to provide Unisys Stealth security software, to be used to reduce their attack surface considerably while also helping them comply with various regulatory requirements such as PCI and GDPR, across more than 11,000 locations worldwide.
• Financial Services: Unisys renewed and expanded its contract with Banco Regional de Desenvolvimento do Extremo Sul, where the client will move to a new ClearPath Forward® solution. This new environment will enable the bank to process loans faster and give a better experience to its customers.

Conference Call
Unisys will hold a conference call today at 5:00 p.m. Eastern Time to discuss its results. The listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor website at www.unisys.com/investor. Following the call, an audio replay of the webcast, and accompanying presentation materials, can be accessed through the same link.

(1) Total Contract Value – TCV is the estimated total contractual revenue related to contracts signed in the period including option years (U.S. Federal contracts only) and without regard for cancellation terms. New business TCV represents TCV attributable to new scope for existing clients and new logo contracts.

(2) Annual Contract Value – ACV represents the revenue expected to be recognized during the first twelve months following the signing of a contract in the period.

(3) Constant currency – The company refers to growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior period results at a consistent rate.

(4) Services Backlog – Services Backlog is the balance of contracted services revenue not yet recognized, including only the funded portion of services contracts with the U.S. Federal government.

Non-GAAP and Other Information
Although appropriate under generally accepted accounting principles (“GAAP”), the company’s results reflect revenue and charges that the company believes are not indicative of its ongoing operations and that can make its revenue, profitability and liquidity results difficult to compare to prior periods, anticipated future periods, or to its competitors’ results. These items consist of certain portions of revenue, post-retirement and cost-reduction and other expense. Management believes each of these items can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that the evaluation of the company’s financial performance can be enhanced by use of supplemental presentation of its results that exclude the impact of these items in order to enhance consistency and comparativeness with prior or future period results. The following measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to compare results to other companies in our industry.

(5) Non-GAAP adjusted revenue – In 2018 and 2019, the company’s non-GAAP results reflect adjustments to exclude certain revenue. In 2018, this includes revenue from software license extensions and renewals which were contracted for in 2017 and properly recorded as revenue at that time under the revenue recognition rules then in effect (ASC 605). Upon adoption of the new revenue recognition rules (ASC 606) on January 1, 2018, and since the company adopted ASC 606 under the modified retrospective method whereby prior periods were not restated, the company was required to include $53 million in the cumulative effect adjustment to retained earnings on January 1, 2018. ASC 606 requires revenue related to software license renewals or extensions to be recorded when the new license term begins, which in the case of the $53 million was January 1, 2018. The company has excluded revenue and related profit for these software licenses in its non-GAAP results since it has been previously reported in 2017. This is a one-time adjustment and it will not reoccur in future periods. Additionally, the company’s non-GAAP results include adjustments to exclude certain revenue and related profit relating to reimbursements from the company’s check-processing JV partners for restructuring expenses included as part of the company’s restructuring program.

(6) Non-GAAP operating profit – The company recorded pretax post-retirement expense and pretax charges in connection with cost-reduction activities and other expenses. For the company, non-GAAP operating profit excluded these items. The company believes that this profitability measure is more indicative of the company’s operating results and aligns those results to the company’s external guidance which is used by the company’s management to allocate resources and may be used by analysts and investors to gauge the company’s ongoing performance. During 2018 and 2019, the company included the non-GAAP adjustments discussed in (5) herein.

(7) Non-GAAP adjusted Services gross profit – During 2018 and 2019, the company included the adjustments discussed in (5) herein.

(8) Non-GAAP adjusted Services operating profit – During 2018 and 2019, the company included the adjustments discussed in (5) herein.

(9) Non-GAAP adjusted Technology gross profit – In the first quarter of 2018, the company included the ASC 606 adjustment discussed in (5) herein.

(10) Non-GAAP adjusted Technology operating profit – In the first quarter of 2018, the company included the ASC 606 adjustment discussed in (5) herein.

(11) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income attributable to noncontrolling interests, interest expense (net of interest income), provision for income taxes, depreciation and amortization. Adjusted EBITDA further excludes post-retirement expense, cost-reduction and other expense, non-cash share-based expense, and other (income) expense adjustment. In order to provide investors with additional understanding of the company's operating results, these charges are excluded from the adjusted EBITDA calculation. During 2018 and 2019, the company included the adjustments discussed in (5) herein.

(12) Non-GAAP diluted earnings per share – The company has recorded post-retirement expense and charges in connection with cost-reduction activities and other expenses. Management believes that investors may have a better understanding of the company’s performance and return to shareholders by excluding these charges from the GAAP diluted earnings/loss per share calculations. The tax amounts presented for these items for the calculation of non-GAAP diluted earnings per share include the current and deferred tax expense and benefits recognized under GAAP for these amounts. During 2018 and 2019, the company included the adjustments discussed in (5) herein.

(13) Free cash flow – The company defines free cash flow as cash flow from operations less capital expenditures. Management believes this liquidity measure gives investors an additional perspective on cash flow from on-going operating activities in excess of amounts used for reinvestment.

(14) Adjusted free cash flow – Because inclusion of the company’s post-retirement contributions and cost-reduction charges/reimbursements and other payments in free cash flow may distort the visibility of the company’s ability to generate cash flow from its operations without the impact of these non-operational costs, management believes that investors may be interested in adjusted free cash flow, which provides free cash flow before these payments. This liquidity measure was provided to analysts and investors in the form of external guidance and is used by management to measure operating liquidity.

About Unisys
Unisys is a global information technology company that builds high-performance, security-centric solutions for the most demanding businesses and governments on Earth. Unisys offerings include security software and services; digital transformation and workplace services; industry applications and services; and innovative software operating environments for high-intensity enterprise computing. For more information on how Unisys builds better outcomes securely for its clients across the Government, Financial Services and Commercial markets, visit www.unisys.com.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, annual contract value, total contract value, new business ACV or TCV, backlog or other financial items; any statements of the company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, statements concerning annual and total contract value are based, in part, on the assumption that all options of the contracts (Federal only) included in the calculation of such value will be exercised and that each of those contracts will continue for their full contracted term. Risks and uncertainties that could affect the company’s future results include, but are not limited to, the following: our ability to improve revenue and margins in our services business; our ability to maintain our installed base and sell new solutions in our technology business; the potential adverse effects of aggressive competition in the information services and technology marketplace; our significant pension obligations and required cash contributions and requirements to make additional significant cash contributions to our defined benefit pension plans; cybersecurity breaches could result in significant costs and could harm our business and reputation; the potential adverse effects of a U.S. Federal government shutdown; our ability to effectively anticipate and respond to volatility and rapid technological innovation in our industry; our ability to retain significant clients; our contracts may not be as profitable as expected or provide the expected level of revenues; the risks of doing business internationally when a significant portion of our revenue is derived from international operations; our ability to access financing markets; the impact of Brexit could adversely affect the company’s operations in the United Kingdom as well as the funded status of the company’s U.K. pension plans; our ability to attract, motivate and retain experienced and knowledgeable personnel in key positions; contracts with U.S. governmental agencies may subject us to audits, criminal penalties, sanctions and other expenses and fines; a significant disruption in our IT systems could adversely affect our business and reputation; we may face damage to our reputation or legal liability if our clients are not satisfied with our services or products; the business and financial risk in implementing future acquisitions or dispositions; the performance and capabilities of third parties with whom we have commercial relationships; an involuntary termination of the company’s U.S. qualified defined benefit pension plans; the potential for intellectual property infringement claims to be asserted against us or our clients; the possibility that legal proceedings could affect our results of operations or cash flow or may adversely affect our business or reputation; the adverse effects of global economic conditions, acts of war, terrorism or natural disasters and the company’s consideration of all available information following the end of the quarter and before the filing of the Form 10-Q and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company’s future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

Contacts:
Investors: Courtney Holben, Unisys, 215-986-3379
courtney.holben@unisys.com

Media: John Clendening, Unisys, 214-403-1981
john.clendening@unisys.com

###

RELEASE NO.: 0502/9676

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Millions, except per share data)

	Three Months Ended March 31,
	2019	2018
Revenue
Services	$612.1	$568.5
Technology	83.7	139.9
	695.8	708.4
Costs and expenses
Cost of revenue:
Services	511.9	470.9
Technology	34.0	36.3
	545.9	507.2
Selling, general and administrative	98.0	90.9
Research and development	9.0	8.5
	652.9	606.6
Operating profit	42.9	101.8
Interest expense	15.5	16.6
Other income (expense), net	(30.4)	(22.6)
Income (loss) before income taxes	(3.0)	62.6
Provision for income taxes	13.8	20.9
Consolidated net income (loss)	(16.8)	41.7
Net income attributable to noncontrolling interests	2.6	1.1
Net income (loss) attributable to Unisys Corporation common shareholders	$(19.4)	$40.6
Earnings (loss) per share attributable to Unisys Corporation
Basic	$(0.38)	$0.80
Diluted	$(0.38)	$0.62
Shares used in the per share computations (in thousands):
Basic	51,418	50,748
Diluted	51,418	72,943

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	Eliminations	Services	Technology
Three Months Ended March 31, 2019
Customer revenue	$695.8	$—	$612.1	$83.7
Intersegment	—	(2.4)	—	2.4
Total revenue	$695.8	$(2.4)	$612.1	$86.1
Gross profit percent	21.5%		15.4%	58.1%
Operating profit percent	6.2%		2.5%	34.1%
Three Months Ended March 31, 2018
Customer revenue	$708.4	$—	$568.5	$139.9
Intersegment	—	(10.0)	—	10.0
Total revenue	$708.4	$(10.0)	$568.5	$149.9
Gross profit percent	28.4%		16.6%	68.9%
Operating profit percent	14.4%		3.0%	54.7%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$504.6	$605.0
Accounts receivable, net	522.7	509.2
Contract assets	30.3	29.7
Inventories:
Parts and finished equipment	12.3	14.0
Work in process and materials	12.6	13.3
Prepaid expenses and other current assets	124.8	130.2
Total current assets	1,207.3	1,301.4
Properties	806.4	800.2
Less-Accumulated depreciation and amortization	683.8	678.9
Properties, net	122.6	121.3
Outsourcing assets, net	216.2	216.4
Marketable software, net	170.7	162.1
Operating lease right-of-use assets	115.5	—
Prepaid postretirement assets	151.4	147.6
Deferred income taxes	111.0	109.3
Goodwill	177.6	177.8
Restricted cash	12.2	19.1
Other long-term assets	200.0	202.6
Total assets	$2,484.5	$2,457.6
Liabilities and deficit
Current liabilities:
Current maturities of long-term-debt	$7.3	$10.0
Accounts payable	213.8	268.9
Deferred revenue	292.2	294.4
Other accrued liabilities	348.6	350.0
Total current liabilities	861.9	923.3
Long-term debt	667.1	642.8
Long-term postretirement liabilities	1,927.2	1,956.5
Long-term deferred revenue	158.1	157.2
Long-term operating lease liabilities	97.2	—
Other long-term liabilities	55.5	77.4
Commitments and contingencies
Total deficit	(1,282.5)	(1,299.6)
Total liabilities and deficit	$2,484.5	$2,457.6

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities
Consolidated net income (loss)	$(16.8)	$41.7
Adjustments to reconcile consolidated net income (loss) to net cash used for operating activities:
Foreign currency transaction losses	4.8	3.3
Non-cash interest expense	2.7	2.6
Employee stock compensation	4.7	4.0
Depreciation and amortization of properties	9.2	11.2
Depreciation and amortization of outsourcing assets	15.8	16.1
Amortization of marketable software	9.5	14.7
Other non-cash operating activities	(0.6)	(0.9)
Loss on disposal of capital assets	1.2	0.2
Postretirement contributions	(23.1)	(30.9)
Postretirement expense	23.5	19.3
(Increase) decrease in deferred income taxes, net	(3.1)	6.0
Changes in operating assets and liabilities:
Receivables, net	5.5	(28.0)
Inventories	2.6	0.8
Accounts payable and other accrued liabilities	(121.0)	(130.1)
Other liabilities	14.8	21.2
Other assets	(0.1)	(1.4)
Net cash used for operating activities	(70.4)	(50.2)
Cash flows from investing activities
Proceeds from investments	893.9	1,222.7
Purchases of investments	(887.2)	(1,208.7)
Investment in marketable software	(18.0)	(19.0)
Capital additions of properties	(10.7)	(5.1)
Capital additions of outsourcing assets	(29.4)	(24.4)
Net proceeds from sale of properties	(0.1)	—
Other	(0.4)	(0.4)
Net cash used for investing activities	(51.9)	(34.9)
Cash flows from financing activities
Proceeds from issuance of long-term debt	27.7	—
Payments of long-term debt	(8.7)	(0.7)
Other	(4.4)	(2.1)
Net cash provided by (used for) financing activities	14.6	(2.8)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.4	6.8
Decrease in cash, cash equivalents and restricted cash	(107.3)	(81.1)
Cash, cash equivalents and restricted cash, beginning of period	624.1	764.1
Cash, cash equivalents and restricted cash, end of period	$516.8	$683.0

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months
		Ended March 31,
		2019	2018
GAAP net income (loss) attributable to Unisys Corporation common shareholders		$(19.4)	$40.6

Topic 606 adjustment:	pretax	—	(53.0)
	tax	—	(5.3)
	net of tax	—	(47.7)

Postretirement expense:	pretax	23.5	19.3
	tax	0.1	0.3
	net of tax	23.6	19.6

Cost reduction and other expense:	pretax	3.6	(2.9)
	tax	0.7	(0.1)
	net of tax	2.9	(2.8)
	minority interest	0.7	—
	net of minority interest	3.6	(2.8)

Non-GAAP net income attributable to Unisys Corporation common shareholders		7.8	9.7

Add interest expense on convertible notes		—	—

Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share		$7.8	$9.7

Weighted average shares (thousands)		51,418	50,748

Plus incremental shares from assumed conversion:
	Employee stock plans	516	327
	Convertible notes	—	—

Non-GAAP adjusted weighted average shares		51,934	51,075

Diluted earnings (loss) per share

GAAP basis
GAAP net income (loss) attributable to Unisys Corporation for diluted earnings per share		$(19.4)	$45.4

Divided by adjusted weighted average shares		51,418	72,943

GAAP diluted earnings (loss) per share		$(0.38)	$0.62

Non-GAAP basis
Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share		$7.8	$9.7

Divided by Non-GAAP adjusted weighted average shares		51,934	51,075

Non-GAAP diluted earnings per share		$0.15	$0.19

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months
	Ended March 31,
	2019	2018
Cash used for operations	$(70.4)	$(50.2)
Additions to marketable software	(18.0)	(19.0)
Additions to properties	(10.7)	(5.1)
Additions to outsourcing assets	(29.4)	(24.4)
Free cash flow	(128.5)	(98.7)
Postretirement funding	23.1	30.9
Cost reduction and other payments, net of reimbursements	9.5	17.0
Adjusted free cash flow	$(95.9)	$(50.8)

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months
	Ended March 31,
	2019	2018
Net income (loss) attributable to Unisys Corporation common shareholders	$(19.4)	$40.6
Net income attributable to noncontrolling interests	2.6	1.1
Interest expense, net of interest income of $2.9, $3.2 respectively*	12.6	13.4
Provision for income taxes	13.8	20.9
Depreciation	25.0	27.3
Amortization	9.5	14.7
EBITDA	$44.1	$118.0

Topic 606 adjustment	$—	$(53.0)
Postretirement expense	23.5	19.3
Cost reduction and other expense**	2.5	(2.9)
Non-cash share based expense	4.7	4.0
Other (income) expense adjustment***	7.6	7.5
Adjusted EBITDA	$82.4	$92.9

*Included in other (income) expense, net on the consolidated statements of income
**Reduced for depreciation and amortization included above
***Other (income) expense, net as reported on the consolidated statements of income less postretirement expense, interest income and items included in cost reduction and other expense

	Three Months
	Ended March 31,
	2019	2018
Revenue	$695.8	$708.4
Non-GAAP revenue	$693.8	$655.4
Net income (loss) as a percentage of revenue	(2.8)%	5.7%
Adjusted EBITDA as a percentage of Non-GAAP revenue	11.9%	14.2%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP SEGMENT REPORTING TO NON-GAAP SEGMENT REPORTING
(Unaudited)
(Millions)

	Three Months
Services Segment	Ended March 31,
	2019	2018
GAAP total revenue	$612.1	$568.5
Restructuring reimbursement	(2.0)	—
Non-GAAP revenue	$610.1	$568.5

GAAP gross margin	$94.5	$94.1
Restructuring reimbursement	(2.0)	—
Non-GAAP gross margin	$92.5	$94.1

GAAP operating profit	$15.2	$17.1
Restructuring reimbursement	(2.0)	—
Non-GAAP operating profit	$13.2	$17.1

GAAP gross margin %	15.4%	16.6%
Non-GAAP gross margin %	15.2%	16.6%
GAAP operating profit %	2.5%	3.0%
Non-GAAP operating profit %	2.2%	3.0%

	Three Months
Technology Segment	Ended March 31,
	2019	2018
GAAP total revenue	$86.1	$149.9
Topic 606 adjustment	—	(53.0)
Non-GAAP revenue	$86.1	$96.9

GAAP gross margin	$50.0	$103.3
Topic 606 adjustment	—	(53.0)
Non-GAAP gross margin	$50.0	$50.3

GAAP operating profit	$29.4	$82.0
Topic 606 adjustment	—	(53.0)
Non-GAAP operating profit	$29.4	$29.0

GAAP gross margin %	58.1%	68.9%
Non-GAAP gross margin %	58.1%	51.9%
GAAP operating profit %	34.1%	54.7%
Non-GAAP operating profit %	34.1%	29.9%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP SEGMENT REPORTING TO NON-GAAP SEGMENT REPORTING
(Unaudited)
(Millions)

	Three Months
Total Unisys	Ended March 31,
	2019	2018
GAAP total revenue	$695.8	$708.4
Topic 606 adjustment	—	(53.0)
Restructuring reimbursement	(2.0)	—
Non-GAAP revenue	$693.8	$655.4

GAAP gross margin	$149.9	$201.2
Topic 606 adjustment	—	(53.0)
Restructuring reimbursement	(2.0)	—
Cost reduction expense	(3.7)	(3.0)
Non-GAAP gross margin	$144.2	$145.2

GAAP operating profit	$42.9	$101.8
Topic 606 adjustment	—	(53.0)
Restructuring reimbursement	(2.0)	—
Postretirement expense	0.8	1.0
Cost reduction expense	2.6	(2.9)
Non-GAAP operating profit	$44.3	$46.9

GAAP gross margin %	21.5%	28.4%
Non-GAAP gross margin %	20.8%	22.2%
GAAP operating profit %	6.2%	14.4%
Non-GAAP operating profit %	6.4%	7.2%